                         THE ROBERT MONDAVI CORPORATION
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11




                    COMPUTATION OF PRIMARY EARNINGS PER SHARE

                                        THREE MONTHS ENDED
                                           SEPTEMBER 30,
                                       1996              1995
                                       ----              ----
Weighted average number of
  common shares outstanding
  during the period                 14,969,995        14,020,379
Common Stock equivalents
considered to be outstanding
for periods presented:
  Options                              544,606           497,450
                                   -----------       -----------
                                    15,514,601        14,517,829
                                   ===========       ===========
Net income                         $ 5,323,000       $ 4,557,000
                                   ===========       ===========

Earnings per share                 $       .34       $       .31
                                   ===========       ===========


                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE

                                                     THREE MONTHS ENDED
                                                     ------------------
                                                        SEPTEMBER 30,
                                                        -------------
                                                    1996              1995
                                                    ----              ----
Weighted average number of
  common shares outstanding
  during the period                              14,969,995        14,020,379
Common Stock equivalents considered
 to be outstanding for periods presented:
  Options                                           588,285           600,530
                                                -----------       -----------
                                                 15,558,280        14,620,909
                                                ===========       ===========
Net income                                      $ 5,323,000       $ 4,557,000
                                                ===========       ===========

Earnings per share                              $       .34       $       .31
                                                ===========       ===========